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                                                                    EXHIBIT 10.3


                         GULF CANADA RESOURCES LIMITED



                       INCENTIVE STOCK OPTION PLAN (1994)



                                  May 3, 1995
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                        GULF CANADA RESOURCES LIMITED
                     INCENTIVE STOCK OPTION PLAN (1994)

1.       PURPOSE

         The purpose of the Incentive Stock Option Plan (1994) (the "1994 Plan") is to provide effective incentives to regular employees of Gulf Canada Resources Limited ("Gulf") and its subsidiaries (for the purposes of the 1994 Plan collectively referred to as "the Company") and directors of Gulf and to reward such persons in relation to the long-term performance and growth of the Company and a total return to the shareholders and thereby align the interests of these persons with those of the shareholders.

2.       ELIGIBLE PERSONS

         The President, subject to the approval of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Gulf, shall from time to time designate those regular employees, including Officers, of the Company to whom stock options ("options") shall be granted and shall determine the extent and terms of their participation. Participation in the 1994 Plan does not confer upon the employee any right to continued employment with the Company. The Committee shall also decide, subject to the approval of the Board and satisfaction of such other requirements as the Board may impose from time to time, which directors of Gulf (including members of the Committee) shall be entitled to options.

3.       SHARE SUBJECT TO THE 1994 PLAN

         A maximum of 19,970,800* Ordinary Shares of Gulf are reserved for issuance under the 1994 Plan, which number of Ordinary Shares includes all Ordinary Shares subject to unexercised options granted under the Incentive Stock Option Plan (1990) (the "1990 Plan") prior to the date hereof. The number of shares reserved for issuance under the 1994 Plan cannot be increased without shareholder approval. Ordinary Shares subject to options which are terminated, cancelled or expire prior to exercise shall be available for the grant of further options under the 1994 Plan.

4.       ADMINISTRATION

         The 1994 Plan will be administered by the Committee. The Committee shall have the power to formulate guidelines and administrative provisions for the implementation of the 1994 Plan and to make such changes in such guidelines and administrative provisions as from time to time the Committee considers proper and in the best interests of the Company. The Committee shall decide all matters relating to the administration, interpretation and application of the terms of the 1994 Plan and may delegate to any Director or any employee of the Company such administrative duties and powers as it may consider appropriate. All decisions and acts of the Committee shall be final and conclusive.

         The Committee shall have full authority and discretion to:

(a) determine, consistent with the provisions of the 1994 Plan, the times at which options shall be granted, the number of shares subject to each option (subject to the restriction below), the period during which each option becomes exercisable (subject to clause 6), and the terms contained in each option agreement; and

(b) approve any forms required to carry out the purposes and provisions of the 1994 Plan.

         Notwithstanding that the Committee has discretion with respect to the granting of options, no individual may be granted options such that he may acquire, pursuant to the exercise of options, in excess of 5% of the outstanding Ordinary Shares of Gulf, determined on a non-diluted basis.

         The Committee's interpretation and construction of any provisions of the 1994 Plan or any option granted hereunder shall be binding and conclusive unless otherwise determined by the Board. Any power that may be exercised or any actions that may be taken by the Committee under the 1994 Plan may also be exercised or taken by the Board.

5.       EXPIRATION OF THE 1994 PLAN

         Options may be granted under the 1994 Plan at any time prior to December 31, 1999.

6.       TERM OF OPTIONS

         Options granted under the 1994 Plan will have a term to be determined by the President, subject to the approval of the Committee of the Board of Gulf, up to a maximum of ten (10) years and each option shall be subject to earlier termination as provided in clause 10.

7.       EXERCISE OF OPTIONS

         Subject to the Committee determining otherwise in respect of a particular option, an option will first become exercisable only after two (2) years following its grant and then only in such installments as the Committee may determine.

8.       OPTION PRICE

         The price at which shares will be issued to an optionee pursuant to an option shall be determined at the time the option is granted but shall in no case be less than 100 percent of the fair market value on the day of the grant. For the purposes of the 1994 Plan, "fair market value on the day of the grant" means the last board lot sale price on The Toronto Stock Exchange on the last trading day immediately prior to the day of the grant. Shares shall be issued to an optionee pursuant to the exercise of an option only upon receipt by Gulf from such optionee of payment in full either in cash or, where the optionee is an employee or a former employee of Gulf or a subsidiary thereof, by an exchange of Ordinary Shares of the Company previously owned by such optionee for at least six (6) months prior to the date of the exercise or a combination of both in an amount having a combined value equal to the aggregate purchase price of the shares subject to the option or portion thereof being exercised.

9.       TRANSFERABILITY

         An option cannot be transferred by the optionee except pursuant to a will or according to the laws governing descent and distribution.

* Maximum increased by 6,000,000 Ordinary Shares by the Shareholders at the meeting held April 30, 1997. Total now 25,970,800.




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10.      EARLY TERMINATION OF OPTION

         Subject to the Committee determining otherwise in respect of a particular option, the following provisions shall apply:

(a) If during the term of an unexercised option held by an employee, the employee terminates employment with the Company for any reason other than retirement, death or disability, then the option must be exercised (if at all) on or before the expiration of three (3) months immediately following the date of termination of employment but only to the extent that the employee was entitled to exercise such option at the date of termination of employment and in no event later than ten (10) years from the date of the grant of such option.

(b) If during the term of an unexercised option held by an employee, the Company terminates the employment of the employee for any reason other than retirement, death, disability or just cause, then the option must be exercised (if at all) on or before the expiration of one (1) year immediately following the date of such termination but in no event later than ten (10) years from the date of the grant of the option and the vesting date for all options held by such employee shall automatically be deemed to be the date of such termination of employment.

(c) If during the term of an unexercised option, the optionee dies, then the option must be exercised (if at all) on or before the expiration of one (1) year immediately following the date of death but in no event later than ten (10) years from the date of the grant of the option and the vesting date for all options held by such optionee shall automatically be deemed to be the date of death. In the event of an optionee's death, the legal representative of the optionee or the optionee's estate shall be entitled to exercise the option.

(d) If during the term of an unexercised option held by an employee, the employee terminates employment with the Company by reason of retirement or by reason of the employee's disability, then the option must be exercised (if at all) on or before the expiration of five (5) years immediately following the date of such termination of employment but in no event later than ten (10) years from the date of the grant of the option and the vesting date for all options held by such employee shall automatically be deemed to be the date of such termination of employment. In the event of the employee's disability, the legal representative of the employee shall be entitled to exercise the option. For the purposes of this clause:

         (i) "disability" means long-term illness or disability within the meaning of the Company's long-term disability plan; and

         (ii) "retirement" means early or normal retirement within the meaning of the applicable Company pension plans.

(e) If during the term of an unexercised option held by a director of Gulf (who is not a full-time employee of the Company), the director ceases to be a director of Gulf other than by reason of death or retirement at normal retirement age, then the option must be exercised (if at all) on or before the expiration of three (3) months immediately following the date that person ceases to be a director, but only to the extent that the director was entitled to exercise such option at the date that he ceased to be a director and in no event later than ten (10) years from the date of the grant of such option.

(f) If during the term of an unexercised option held by a director of Gulf (who is not also a full-time employee of the Company), the director ceases to be a director of Gulf by reason of retirement at normal retirement age, then the option must be exercised (if at all) on or before the expiration of five (5) years immediately following the date of such retirement but in no event later than ten (10) years from the date of the grant of the option and the vesting date for all options held by such director shall automatically be deemed to be the date of such retirement.

(g) If during the term of an unexercised option held by an employee, the employee is terminated for just cause by the Company, then any option that has vested at the date of such termination of employment may be exercised by such employee immediately upon such termination of employment but not otherwise.

(h) The unexercised portion of any option subject to this clause which is not exercised as provided for in this clause 10 shall lapse and the shares subject to such option shall be available for the granting of other options under the 1994 Plan.

Notwithstanding the foregoing provisions in this clause 10, in no event may an option be exercisable after the earlier of seven (7) years after the optionee ceases to be an employee or a director and ten (10) years after the granting of the option.

11.      OPTION AGREEMENTS

         Each option granted under the 1994 Plan shall be evidenced by written agreement between Gulf and the optionee in such form and with such provisions as the Committee from time to time shall consider appropriate, which provisions shall be consistent with the provisions of the 1994 Plan. Option agreements shall include the following provisions:

(a)      The number of shares for which the option is granted.

(b) The timing and size of the installments in which the option may be exercised.

(c)      The price at which the option may be exercised.

(d) All vesting requirements for such option and the expiry date of such option.





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12.      LOANS TO FINANCE OPTIONS

         The Company may make loans interest free to individual employees, including officers, as authorized by the Committee and on such terms as may be approved by the Committee for the purpose of financing the exercise of options granted under the 1994 Plan and the payment of any taxes that may be due with respect to such exercise. The maximum aggregate amount of a loan or loans to any individual employee may not exceed the amount of that employee's current year base salary. For greater certainty, loans under this clause 12 may not be made to directors who are not full-time employees.

13.      DILUTION ADJUSTMENTS

         If the outstanding Ordinary Shares of Gulf are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of Gulf whether through a stock dividend, stock split, consolidation, merger, amalgamation, reorganization, recapitalization or other transaction, then the Committee may make appropriate adjustments in the number or kind of shares available for options pursuant to the 1994 Plan (if applicable) and in the number or kind of shares that were the object of options already granted pursuant to the 1994 Plan and to the purchase price thereof.

14.      REORGANIZATION AND CHANGE OF CONTROL

         Subject to the Committee determining otherwise in respect of a particular option grant, if there is any merger, amalgamation, consolidation or other reorganization of Gulf in which Gulf is not the surviving or continuing corporation or there is a change of control of Gulf, then any unexercised option may be exercised on or before the expiration of one (1) year following the date of such merger, amalgamation, consolidation or other reorganization or change of control and the vesting date for all options held by such optionee shall automatically be deemed to be the date of such merger, amalgamation, consolidation, reorganization or change of control. In no event shall any option be exercisable later than ten (10) years from the date of the grant of such option.

15.      ACCELERATED EXERCISE OF OPTIONS

         If an offer is made for the purchase of all the shares of Gulf, then the Committee may, in its absolute discretion, require that all or some of the options granted pursuant to the 1994 Plan must be exercised on or before the effective date of such purchase.

16.      TERMINATION OF PLAN

         The Board of Directors may discontinue the 1994 Plan in whole or in part but no such discontinuance shall, without the consent of the optionee, alter or impair his right or rights previously granted under the 1994 Plan.

17.      CONSTRUCTION

         In the event any parts of the 1994 Plan are found to be void, the remaining provisions of the 1994 Plan shall nevertheless be binding with the same effect as though the void parts were deleted.

18.      AMENDMENT

         The 1994 Plan may, with the approval of the Committee and subject to any necessary approval from stock exchanges upon which the Ordinary Shares are then listed, be amended at any time, and from time to time, by a written instrument duly executed by Gulf and any such amendment shall be communicated to those optionees participating in the 1994 Plan.

19.      EFFECTIVE DATE AND TRANSITIONAL PROVISIONS

         The 1994 Plan shall become effective upon approval by the holders of Ordinary Shares of Gulf. Upon receipt of such approval, the 1994 Plan shall replace the 1990 Plan, and stock options granted under the 1990 Plan shall be deemed to be options outstanding under the 1994 Plan; provided that the rights of optionees under stock options originally granted under the 1990 Plan cannot be altered or impaired without the consent of the optionee.

20.      GENERAL

(a) The rights of all parties and the construction and effect of all provisions of the 1994 Plan shall be construed and interpreted according to the laws of the Province of Alberta.

(b) For the purposes of the 1994 Plan, unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders and vice versa.

         I, Craig S. Glick, Senior Vice President, Law and Corporate Services of Gulf Canada Resources Limited hereby confirm that the foregoing is the definitive form of the Incentive Stock Option Plan (1994), which plan is effective as of May 3, 1995.




_____________________________
CRAIG S. GLICK